UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer Identification Number)
incorporation or organization)

7301 South Peoria, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 792-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 31, 2012 in Englewood, Colorado.  Of the 12,831,224 shares of common stock issued and outstanding as of the record date, 11,916,583 shares of common stock (approximately 93%) were present or represented by proxy at the Annual Meeting.  The Company’s stockholders elected all of the directors nominated by the Company’s Board of Directors, approved the Company’s Performance Pay Plan, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, and approved the proposed advisory vote on the executive compensation program for the Company’s named executive officers.  The results of the voting on the matters submitted to the stockholders are as follows:

1.             Election of Ralph J. Bernstein, Mark D. Carleton and Lowell D. Miller, Ph.D., to serve on the Board of Directors of the Company until the 2015 annual meeting of stockholders and until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations or retirement:

Name	FOR	WITHHELD
Ralph J. Bernstein	10,664,589	652,487
Mark D. Carleton	11,171,676	145,400
Lowell D. Miller, Ph.D.	10,617,311	699,765

2.             Approval of the Company’s Performance Pay Plan:

FOR	WITHHELD	ABSTAIN
8,891,429	2,421,196	4,451

3.             Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

FOR	WITHHELD	ABSTAIN
11,804,205	96,962	15,416

4.           Approval of the proposed advisory vote on the executive compensation program for the Company’s named executive officers:

FOR	AGAINST	ABSTAIN
10,587,414	657,912	71,750

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: June 6, 2012	By:	/s/ Crystal L. Gordon
Crystal L. Gordon, General Counsel and
Secretary